Exhibit 21.1
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                          HARCOURT GENERAL, INC.

                         SUBSIDIARIES & AFFILIATES

        (includes Harcourt Brace and Neiman Marcus Group companies)

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                                 JURISDICTION
                                     OF
NAME OF SUBSIDIARY              INCORPORATION     STOCKHOLDER

Acadata (London) Limited           England         Harcourt Brace & Company Limited (50%)

Academic Press, Inc.               New York        Harcourt Brace & Company

Academic Press Limited             England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

Bailliere Tindall Limited          England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

Bergdorf Goodman, Inc.             New York        Neiman Marcus Holdings, Inc.

Bergdorf Graphics, Inc.            New York        Bergdorf Goodman, Inc.

Books for Professionals, Inc.      Delaware        Harcourt Brace & Company

Broadcasters, Inc.                 Texas           Neiman Marcus Holdings, Inc.

C.C. Group Limited                 Hong Kong       The Neiman Marcus Group, Inc. (50%)
                                                   Contempo Casuals (50%)

Contempo Casuals                   California      The Neiman Marcus Group, Inc.

Coronado Publishers, Inc.          Delaware        Academic Press, Inc.

DBM de Mexico, S.A. de C.V.        Mexico          Drake Beam Morin, Inc. (99%)
                                                   DBM International, Inc. (1%)

DBM France, S.A.                   France          Drake Beam Morin, Inc. (99%)

DBM International, Inc.            Delaware        Drake Beam Morin, Inc.

DBM Training and Consulting, Inc.  Delaware        Drake Beam Morin, Inc.

Devices for Learning, Inc.         Delaware        Harcourt Brace & Company

Drake Beam Morin-Canada, Inc.      Ontario         Drake Beam Morin, Inc.

Drake Beam Morin, Inc.             Delaware        SIFTCO, Inc.

Drake Beam Morin plc               England and     Drake Beam Morin, Inc.
                                    Wales

Emcor, Inc.                        Delaware        Harcourt General, Inc.

Executive In Residence, Inc.       New York        Drake Beam Morin, Inc.

Foundation for Marine Animal
 Husbandry, Inc.                   Florida         Harcourt Brace & Company

GCC Films, Inc.                    Delaware        Harcourt General, Inc.

GCC Investment Trust               Massachusetts   Hammond Pond Investments, Inc. (50%)
                                                   Emcor, Inc. (50%)

GCC Land Co., Inc.                 Delaware        Harcourt General, Inc.

General Cinema Broadcasting, Inc.  Delaware        Harcourt General, Inc.

GMN, INC.                          Delaware        Harcourt General, Inc.

Grune & Stratton, Inc.             New York        Harcourt Brace & Company

Grune & Stratton Limited           England         Harcourt Brace & Company Limited (50%)
                                                   Harcourt Brace & Company (50%)

Hammond Pond Investments, Inc.     Massachusetts   SIFTCO, Inc.

Harcourt Brace & Company           Delaware        SIFTCO, Inc.

Harcourt Brace & Company
 Australia Pty. Limited            Australia       Harcourt Brace & Company (99%)


Harcourt Brace & Company
 Canada, Ltd.                      Ontario         HRW and WBS Canada Corporation, Inc.

Harcourt Brace & Company Limited   England         Academic Press, Inc. (99%)
                                                   Harcourt Brace & Company (1%)

Harcourt Brace & Company           Australia       Harcourt Brace & Company
 New Zealand Pty. Limited                           Australia Pty. Limited

Harcourt Brace FSC, Inc.           U.S. Virgin     Harcourt Brace & Company
                                    Islands

Harcourt Brace Japan, Inc.         Japan           Harcourt Brace & Company (99.17%)

Harcourt Brace Legal and           Delaware        SIFTCO, Inc.
  Professional Publications, Inc.

Harcourt General Charitable
 Foundation, Inc.                  Massachusetts   Harcourt General, Inc.

Harcourt General Services, Inc.    Delaware        Harcourt General, Inc.

Health Careers Academy             New Jersey

Heritage Land Company, Inc.        Oklahoma        Harcourt Brace & Company

Holt, Rinehart and Winston, Inc.   Delaware        Harcourt Brace & Company

Holt, Rinehart and Winston
 Limited                           England         W. B. Saunders Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

Holt, Rinehart & Winston                           Harcourt Brace & Company (99%)
 Publishing Asia Limited           Hong Kong       Harcourt Brace & Company Australia Pty. Limited (1%)

HRW and WBS Canada
 Corporation, Inc.                 New York        Harcourt Brace & Company

HRW Distributors, Inc.             Delaware        Harcourt Brace & Company

Human Nature, Inc.                 Delaware        Harcourt Brace & Company (83%)

Innovation Research, Inc.          Delaware        Harcourt Brace & Company

Johnson Reprint Company Limited    England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

Johnson Reprint Corporation        New York        Academic Press, Inc.

Last Call, Inc.                    New Jersey      The Neiman Marcus Group, Inc.

Le Group Educalivres Inc.          Quebec          Harcourt Brace & Company Canada, Ltd.
                                                    Jean-Guy Blanchette

Learned & Tested, Inc.,
 The Education Company             Delaware        Harcourt Brace & Company

Miller Accounting
 Publications, Inc.                Delaware        Harcourt Brace & Company

Miller Comprehensive CPA
 Review, Inc.                      Delaware        Legal and Professional Publications, Inc.

MSRD, Inc.                         New York        The Psychological Corporation

Neiman Marcus Holdings, Inc.       California      The Neiman Marcus Group, Inc.

Neiman Marcus Funding Corporation  Delaware        The Neiman Marcus Group, Inc.

NM Direct de Mexico, S.A. de C.V.  Mexico          The Neiman Marcus Group, Inc. (99%)
                                                   Neiman Marcus Holdings, Inc. (1%)

Pastille, Inc.                     Delaware        The Neiman Marcus Group, Inc.

Pastille By Mail, Inc.             Delaware        The Neiman Marcus Group, Inc.

Reference Works Limited            England         W.B. Sauders Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

Seminar Press Limited              England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

SIFTCO, Inc.                       Massachusetts   Harcourt General, Inc.

T & A D Poyser Limited             England         Harcourt Brace & Company Limited (50%)
                                                   Harcourt Brace & Company (50%)

The Initiative for Better
 Learning, Inc.                    Massachusetts   Harcourt Brace & Company

The Marine Research Center
 at Sea World, Inc.                Florida

The Neiman Marcus Group, Inc.      Delaware        Harcourt General, Inc. (65%)

The Psychological Corporation      New York        Harcourt Brace & Company

The Psychological Corporation
 Limited                           England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)

W. B. Saunders Company             Delaware        Harcourt Brace & Company

W. B. Saunders Company Limited     England         Harcourt Brace & Company Limited (99%)
                                                   Harcourt Brace & Company (1%)


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